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                                                                   Exhibit 10.45


$35,000 AGGREGATE PRINCIPAL AMOUNT
----------------------------------



$35,000                                            July 15, 1998

                                                             Fremont, California

        Subject to the terms and conditions of this Promissory Note (the "Note"), for value received, Mitchel Underseth, an individual ("Maker"), hereby promises to pay to Oryx Technology Corp., a Delaware corporation, ("Holder"), the principal sum of Thirty Five Thousand Dollars ($35,000), together with interest thereon from July _, 1998, in the following amounts and on the terms set forth below.

        1. Interest Rate. The principal amount outstanding under this Note shall bear interest from July, 15, 1998, at the rate of seven percent (7.00%) per annum, but in no case higher than the maximum rate allowed by law. Interest shall accrue on the unpaid balance of this Note computed on the basis of a 365/366-day year and actual days elapsed.

        2. Maturity Date. The unpaid principal balance and all accrued interest under this Note shall be due and payable on the earlier of (i) July 15, 2000 or
(ii) thirty (30) days after Maker ceases to be a fall-time employee of Oryx Technology Corp. (the "Maturity Date").

        Payment.

        (a) Principal and interest under this Note shall be payable in full on the Maturity Date.

        (b) All amounts payable under this Note are payable in lawful money of the United States of America at the address of Holder as set forth below, or at such other address as Holder shall designate in writing to Maker.

        (c) Any payment made by Maker to Holder shall be credited first to the costs of collection, then to payment of accrued interest and the remainder shall be credited to outstanding principal hereunder.

        4. Prepayment. Maker may prepay this Note, in whole or in part, together with interest accrued to the date payment is received, at the option of the Maker, without any prepayment penalty on no less than ten (10) days' written notice to Holder.

        5. Right to Accelerate Payment. This Note shall become immediately due and payable in the full amount of principal and interest then unpaid, at the option of Holder of this Note without notice or demand, upon the occurrence of any of the following events:

        (a) A petition is filed by or against Maker under any bankruptcy or similar law, a receiver is appointed to take possession of a substantial part of the property of Maker or Maker makes a general assignment for the benefit of his creditors; or

        (b) Maker fails to make payment of interest or principal when due under this Note.

        6. General Provisions,

        (a) Waiver of Presentment, Protest & Demand; Non-Waiver. Maker waives diligence, presentment, protest and demand and notice of such protest, demand, dishonor and nonpayment


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of this Note. Maker further expressly agrees that this Note, or any payment hereunder may be extended from time to time by Holder, and acceptance by Holder of performance which does not strictly comply with the terms of this Note shall not be deemed to be a waiver of Holder's rights.

        (b) Powers & Rights Not Waived; Remedies Cumulative. No delay or failure on the part of Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Holder are cumulative to, and are not exclusive of, any rights or remedies such Holder would otherwise have.

        (c) Costs of Collection. In the event it becomes necessary for Holder to retain legal counsel for the enforcement of this Note or any of its terms, if successful in such enforcement by legal proceedings or otherwise, Holder shall be reimbursed by Maker for Holder's reasonably incurred attorneys' fees and other costs and expenses of collection.

        (d) Replacement. On receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to Maker, or in the case of mutilation, on surrender and cancellation of this Note, Maker at its expense will execute and deliver, in lieu of this Note, a new promissory note of like tenor.

        (e) Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California, as such laws are applied to contracts entered into by residents of such state and performed in such state.

        (f) Binding on Successors. This Note may not be assigned by Maker without the prior written consent of Holder, which may be withheld for any reason. The terms of this Note shall apply to, inure to the benefit of, and bind all parties hereto and their successors and permitted assigns. As used herein the term "Maker" shall include the undersigned Maker and any other person or entity who may subsequently become liable for the payment hereof The term "Holder" shall include the Holder as well as any other person or entity to whom this Note or any interest in this Note is conveyed or transferred.

        (g) Notices. Any notice required or permitted under this Note shall be given in writing and shall be deemed to have been duly given on (i) the date of service if served personally on the party to whom notice is to be given, (ii) the date of delivery by facsimile (provided that the original facsimile is promptly mailed by first class mail, postage prepaid and properly addressed to the recipient of such facsimile), or (iii) the fifth day after mailing if mailed to the party to whom notice is to be given, by certified mail (return receipt requested), postage prepaid, and properly addressed to Holder at Holder's address set forth below and to Maker at the address set forth below, or at such other address as any party may designate in writing pursuant to the terms hereof.

        (h) Modification. This Note and any of its terms may be changed, waived or terminated only by a written instrument signed by the party against which enforcement of that change, waiver or termination is sought.


                                         "MAKER"



                                         /s/ Mitchel Underseth
                                         ---------------------------
                                         Mitchel Underseth
                                         Address: 1776 Almeda Diablo
                                         Diablo, California 94528



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 Acknowledged: "HOLDER"

 ORYX TECHNOLOGY CORP.


 /s/ Philip J. Micciche
 -------------------------------
 Fremont, California 94538
 By: Philip J. Micciche
 Title: CEO

 Address: 1100 Auburn Street
 Fremont California 94538